Exhibit 3.1

Amendment No. 4

to

AMENDED AND RESTATED BYLAWS

of

Autobytel Inc.

Article VI of the Amended and Restated Bylaws of Autobytel Inc. is hereby amended in its entirety to read as set forth on Exhibit A attached hereto.

EXHIBIT A

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.01 CAPITAL STOCK. The shares of the Corporation shall be represented by certificates or shall be uncertificated or a combination thereof, provided, however, that the provisions of these Bylaws as to uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation to be re-issued as uncertificated shares. Notwithstanding the above, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board, or the President or Vice-President, and by the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form as the Board may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

In the case of uncertificated shares, except as otherwise determined by the Board, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated stock, send to the registered owner thereof a written notice setting forth the above. Notices to registered owners shall be in such form as the Board may designate.

A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, either represented by certificates or uncertificated, the number and class of shares respectively owned, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04 of these Bylaws.

Section 6.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws, and (i) in the case of certificated shares, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, and (ii) in the case of uncertificated shares, upon receipt of proper instructions from the registered owner of the uncertificated shares and the Corporation’s satisfaction that the transfer complies with all applicable law including applicable tax laws. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer or when the proper instruction from the registered owner of the uncertificated shares for transfer shall be received by the Corporation, as the case may be, both the transferor and the transferee request the Corporation to do so.

Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated and uncertificated shares of the Corporation and the issue of any notices or statements in connection with uncertificated shares. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock and all notices or statements in connection with uncertificated shares to bear the signature or signatures of any of them.

Section 6.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued, or book-entry for an uncertificated share may be entered, at the Corporation’s option, in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct and in the case of mutilation, upon surrender of the mutilated certificate; provided, however, that a new certificate may be issued, or book-entry for an uncertificated share may be entered, without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.05 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 6.06 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.07 SPECIAL DESIGNATION ON CERTIFICATES OR ON NOTICES TO REGISTERED OWNER

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then (i) in the case of certificated shares, the powers, the designations, the preferences, the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or (ii) in the case of uncertificated shares, except as otherwise determined by the Board, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated stock, send to the registered owner thereof a written notice setting forth the powers, the designations, the preferences, the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights which would otherwise have been required to be set forth or stated on the face or back of the share certificate, or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The above can be set forth on the same notice as provided in Section 6.01 of these Bylaws.